EXHIBIT 10.1

Internet Security Systems, Inc.

[YEAR] ISS Executive

Incentive Plan

[Effective Date]

I. PURPOSE

This Executive Incentive Plan (the "Plan") sets forth the Company's policies governing incentive compensation effective April 1, [YEAR] through March 31, [YEAR] or until such time as the Plan is amended in writing. Your individual base salary, quarterly and annual incentive targets are provided on the attached Individual Compensation Opportunity Statement.

In order to receive incentive compensation payments under this Plan, you must sign and return a copy of this Plan to the VP, Human Resources. Further, you must be employed through the end of a performance period to qualify for an incentive payment for that period (quarterly or annual).

II. OBJECTIVES

The objectives of the Executive Incentive Plan are to reward you for:

    Executing our plan in accordance with corporate revenue, profitability and operational goals
    Representing ISS' best interests in all business relationships
    Contributing to the successful development and achievement of ISS' strategic goals and objectives, [Insert special programs]
    Working with other members of the management team in clarifying and communicating a winning market and product strategy, and translating this strategy into clear market plans
    Developing a corporate culture based upon performance, integrity, compassion and ISS core values

III. RESPONSIBILITIES

Your responsibilities in keeping with the objectives stated above are to:
    Represent yourself and ISS at all times in the most ethical and professional manner
    Lead your individual unit with integrity and in accordance with ISS core values
    Take full responsibility to execute company plans and meet performance objectives established in accordance with our strategic imperatives
    Meet or exceed performance targets as set forth in this Plan
    Manage expenses wisely, prudently, and in accordance with the company's expense policies
    Ensure that your behavior and leadership continually perpetuate the GO ISS! culture

IV. INCENTIVE COMPENSATION PLAN

Your variable compensation opportunity will be made up of quarterly and annual incentive opportunities as outlined on your Individual Compensation Opportunity Statement.

V. PAYMENTS

Incentive Payments will be made quarterly within 30 days from ISS announced earnings and performance. All payments will be made for achievement against the [YEARS] ISS measures and approved by the Compensation Committee of the Board of Directors.

VI. QUARTERLY INCENTIVE PLAN MEASURES

The quarterly incentive plan measures for Corporate Executives are:
    ISS consolidated quarterly revenue
    Quarterly earnings per share (non-GAAP, as adjusted)
    Days Sales Outstanding at end of quarter

The quarterly incentive plan measures for Theatre Heads are:

    Theatre product quarterly revenue
    Theatre total quarterly revenue
    Theatre quarterly contribution margin
    Theatre Days Sales Outstanding at end of quarter

The relative weighting among the incentive plan measures is provided in the Individual Compensation Opportunity Statement furnished to you.

VII. ANNUAL INCENTIVE MEASURES

The annual incentive plan measures for Corporate Executives are:

    ISS consolidated annual revenue
    Annual earnings per share (non-GAAP, as adjusted)

The annual incentive plan measures for Theatre Heads are:

    Theatre total annual revenue
    Theatre annual contribution margin

The relative weighting among the quarterly and annual incentive plan measures is provided on your Individual Compensation Opportunity Statement.

VIII. ANNUAL PRODUCT LINE PERFORMANCE (PLP) BONUS FOR THEATRE HEADS

In [YEAR], if the Company reports an EPS of at least [TARGET], Theatre Heads are also eligible for an annual Product Line Performance (PLP) opportunity based on the attainment of selected Product Line or Service (PLS) revenue achievements. Payments under the PLP opportunity are not prorated for an achievement of less than an EPS of [TARGET]. The incentive opportunity is stated in the Individual Compensation Opportunity Statement furnished to you.

IX. PLP PLAN MEASUREMENTS:

The annual Product Line Performance Bonus will be determined by the Product Line/Service (PL/S) revenue schedule. The incentive opportunity for each PL/S is independent from each other in that participants could earn a payout under one, all, or any combination, based on each revenue achievement. Payments under a PL/S opportunity are not prorated for partial achievement of a PL/S revenue target.

Results against PL/S revenue measures will be determined by the Chief Executive Officer and the Chief Financial Officer and may incorporate any adjustments deemed appropriate to correctly reflect the PL/S revenue results. Final approval of payouts will be made by the Compensation Committee of the Board of Directors.

The annual Product Line Performance opportunity will be based on the following schedule:

Product Line or Service (PL/S)	2006 Revenue Target

X. GENERAL PROVISIONS

Modification of the Plan

ISS reserves the right to modify this Plan as deemed necessary by the Compensation Committee of the Board of Directors.

Final Authority on Disputes

Final authority for issues not specifically addressed in this Plan, and for all matters of administration of the Plan shall be decided by the Compensation Committee of the Board of Directors.

Right to Terminate

Nothing in this Plan shall be construed to imply a contract of employment between ISS and you. ISS reserves the right to terminate your employment or participation in this Plan at any time with or without cause. Should you terminate employment, either voluntarily or involuntarily, then all incentive payments/commissions under this Plan not yet earned, as defined in the Plan, shall be forfeited.

Governing Law

This Plan shall be governed by and construed in accordance with the laws of the [State of Georgia or local jurisdiction].

IX. FORM OF -

[YEAR] INDIVIDUAL COMPENSATION OPPORTUNITY STATEMENT

Participant:

Title:

  Quarterly and Annual Metrics for Corporate Executives and Theatre Heads.
    The total incentive opportunity will be split between quarterly and annual components as follows:

Participant	Quarterly	Annual
Corporate Executives
Theatre Heads

    The quarterly incentive plan measures for Corporate Executives are allocated among the following performance metrics:

Measure	Description	Weight
Quarterly Revenue	ISS Revenue
Profitability	Earnings Per Share
DSO	Days Sales Outstanding

    The quarterly incentive plan measures for Theatre Heads are allocated among the following performance metrics:

Measure	Description	Weight
Theatre Product Revenue	Total quarterly revenues from software licenses and products
Theatre Total Revenue	Total quarterly revenues from products, subscriptions and services
Contribution Margin	Measured as the percentage of (theatre operating revenues minus theatre operating expenses) to theatre operating revenues
Theatre DSO	Days Sales Outstanding

    The annual incentive plan measures for Corporate Executives are allocated among the following performance metrics:

Measure	Description	Weight
Annual Revenue	ISS Revenue
Annual Profitability	Earnings per Share

    The annual incentive plan measures for Theatre Heads are allocated among the following performance metrics:

Measure	Description	Weight
Annual Revenue	Theatre Revenue
Annual Profitability	Contribution Margin

    The annual Product Line or Service incentive plan measures for Theatre Heads are allocated among the following performance metrics:

Product Line or Service (PL/S)	[YEAR] Revenue Target

    Incentive weights and [YEAR] annual targets for the metrics were approved by the Compensation Committee. Specific quarterly targets, any changes to the annual targets, and calculations for payment of quarterly and annual incentive compensation are subject to approval of the Compensation Committee of the Board of Directors. Its decisions are final.

  Your Individual Compensation.

Participant:

Title:

Annual Base Salary As of April 1, [YEAR]:

Quarterly Incentive Opportunity for [YEAR]:
Q2
Q3
Q4
Q1
[YEAR] Total Quarterly Opportunity

[YEAR] Annual Incentive Plan Opportunity

[YEAR] Total Cash Compensation Opportunity

[Product Line Performance Bonus Opportunity]

[Additional Bonus Opportunity (Contingent upon achieving stated ISS [YEAR] Consolidated Revenues)]

Long-Term Incentives: [Stock Options] [Restricted Stock]

In order to receive incentive compensation payments under this Plan, you must sign and return the original to the VP Human Resources. Please retain a copy for your records.

ACCEPTED:

Participant's Name:

Signature:

Date: